Exhibit 10.1


                           AIRCRAFT PURCHASE AGREEMENT

         THIS AIRCRAFT PURCHASE AGREEMENT (this "Agreement") is entered into as of the 10th day of September, 1999, by and between Perpetual Corporation and Lazy Lane Farms, Inc., or their respective assigns ("Buyer"), and Riggs Bank N.A. ("Seller").

                                    RECITALS

         WHEREAS, the Seller desires to sell the Aircraft (as defined in Section
1.1 (a)) to the Buyer and the Buyer desires to purchase the Aircraft from the Seller on the terms and conditions contained herein; and

         WHEREAS, the Seller has sought three market appraisals of the Aircraft, and Buyer has agreed to pay to Seller the highest appraised value of such three appraisals; and

         WHEREAS, it is the intention of Buyer that the acquisition by Buyer of title in the Aircraft qualify as an exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder ("IRC"); and

         WHEREAS, it is the intention of the Seller that the sale by Seller of title in the Aircraft qualify as an exchange within the meaning of Section 1031 of the IRC.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1.        SUBJECT MATTER OF SALE

     1.1 (a) Subject to the provisions of this Agreement, the Seller agrees to sell and to deliver to the Buyer and the Buyer agrees to buy and take delivery from the Seller all of the Seller's right, title and interest in and to that certain 1982 Gulfstream III (G-1159A) model aircraft bearing manufacturer's serial number 362 and FAA Registration Number N800AR, together with two Rolls Royce Spey MK-511-8 model engines bearing manufacturer's serial numbers 11140 and 11141, and all equipment, features, accessories, instruments, and components, and other parts installed thereon or appurtenant thereto, all loose equipment and spare parts, and all Aircraft Documents as defined in
          Section 1.1(b), and as additionally described on Attachment A hereto (all of the foregoing items collectively referred to as the "Aircraft").
     (b) For purposes hereof, the term "Aircraft Documents" shall mean and include records, overhaul records, maintenance manuals, repair manuals, flight manuals, crew manuals, warranty documents, logbooks, authorizations, wiring diagrams, drawings and data required or recommended by the manufacturer of the airframe, engines or any component or part of the Aircraft, or required with respect to the Aircraft, and all issued FAA Form 337's.

1.2 (a) With respect to Buyer, this Agreement, and Buyer's agreement to sell a certain Hawker 700 (the "Hawker Sale Agreement"), are mutually interdependent.
     (b) With respect to Seller, this Agreement, and Seller's agreement to purchase a certain replacement aircraft are mutually interdependent.
1.3 Each Buyer hereunder shall acquire a 50% undivided ownership interest in the Aircraft.

ARTICLE 2.        PURCHASE PRICE

2.1 All prices, amounts and payments referred to herein shall be in United States Dollars. The total purchase price for the Aircraft shall be Ten Million Three Hundred Fifty-Seven Thousand Four Hundred Thirty Dollars ($10,357,430) (the "Purchase Price") payable at the Closing pursuant to
         Article 3 of this Agreement.

ARTICLE 3.        INSPECTION; CLOSING; DELIVERY OF AIRCRAFT, ETC.

3.1      Inspection.

          (a) Prior to closing, Seller shall provide the Buyer full access to the Aircraft and the records (including without limitation the Aircraft Documents) relating thereto for the purpose of inspection (the "Inspection") by Buyer and/or the Buyer's duly authorized technical representatives; in order to determine that each item of the Aircraft is acceptable to Buyer and in accordance with the provisions of this Agreement. Buyer may have its authorized representatives on the Aircraft for its flight to the Inspection Facility. The Inspection shall be conducted at Buyer's expense, and may include such tests and investigations as Buyer may consider under the circumstances to be necessary to satisfy itself that the general condition of the Aircraft and Aircraft Documents is satisfactory and complies with the provisions of this Agreement. The foregoing shall not affect any warranty claim of Buyer under the terms of this Agreement. Prior to and as part of the Inspection, Buyer may conduct test and acceptance flights and shall bear the cost of any fuel utilized in connection therewith.
          (b) Within two (2) Business Days (defined as any weekday which is not a bank holiday in Buyer's principal place of business) after conclusion of the Inspection or, Buyer's determination that the Aircraft is satisfactory, whichever first occurs, Buyer shall execute and deliver to Seller Exhibit A (the "Aircraft Inspection Report") reporting in detail any airworthy items, or deficiencies which do not meet the delivery requirement of Article 5 herein, whereupon the Seller shall, promptly and expeditiously following receipt of such report from Buyer, remedy such deficiencies. Time is of the essence in the commencement and completion of repair work to resolve any deficiencies. Buyer may conduct such tests and investigations as it deems reasonably necessary, to confirm that Seller has remedied all such deficiencies.

          (c) Notwithstanding the foregoing, if at any time prior to the Closing Time (as defined in Section 3.2(c)), the Aircraft is destroyed or suffers substantial damage which, in Buyer's reasonable opinion, renders it of lower economic value than the Purchase Price, Buyer shall have the right to terminate this Agreement upon written notice from Buyer to Seller and the parties shall have no further obligation to each other with respect to the transaction contemplated hereunder.
3.2      Closing.

         (a) Within one (1) Business Day after completion of the Inspection and confirmation by Buyer of remediation of deficiencies by Seller with respect thereto:

                  (i) Seller shall deposit with the Insured Aircraft Title Services, P.O. Box 19527, Oklahoma City, OK 73144 ("Escrow Agent") a Federal Aviation Administration Aeronautical Center Form 8050-2 Bill of Sale (hereinafter "FAA Bill of Sale") acceptable for filing with the Federal Aviation Administration, undated but otherwise fully completed, and executed on behalf of Seller, together with a Warranty Bill of Sale in the form attached hereto as Exhibit B, either of which shall be in a form sufficient to effect vesting of title in Buyer; and

                  (ii) Buyer shall deposit with the Escrow Agent an Application for Registration for the Aircraft fully completed (except for date) and executed on behalf of Buyer.

         (b) Within one (1) Business Day of receipt by the parties of confirmation from Escrow Agent that all of the actions and deliveries required in subparagraph (a) have been completed, Seller shall position the Aircraft at Washington Reagan National Airport (the "Delivery Location") for transfer of title and consummation of the transaction (the "Closing"). Delivery of the Aircraft shall occur simultaneously with the Closing. Buyer may have its authorized representatives on the Aircraft for its flight to the Delivery Location.

          (c) Upon the proper and timely positioning of the Aircraft at the Delivery Location and upon fulfillment of all of Seller's obligations and agreements contained herein, (i) Buyer shall deposit the Purchase Price with the Qualified Intermediary appointed by Seller (as referenced in Section 9.11 hereof) by wire transfer, and then (ii) Seller and Buyer shall immediately instruct the Escrow Agent to: (a) date and file the FAA Bill of Sale in the Civil Aircraft Registry, (b) date and file the Application for Registration with respect to the Aircraft, and
               (c) release the Warranty Bill of Sale to Buyer. Contemporaneously therewith, Buyer shall execute and deliver (via facsimile and mail) to Seller an Aircraft Delivery Receipt in the form attached hereto as Exhibit C. Risk of loss, casualty, liability or damage with respect to the Aircraft shall be deemed to pass to Buyer upon Buyer's delivery to Seller of the Aircraft Delivery Receipt (such time being the "Closing Time" and the date of the Closing Time being the "Closing Date").

ARTICLE 4.        CONDITION OF AIRCRAFT

4.1      Seller covenants and agrees:

         (a) that the Aircraft shall be delivered with any and all manufacturer's recommended inspections (calendar, hourly, or otherwise) and inspection items up to date and current;

         (b) that the Aircraft shall be delivered with any and all manufacturer's recommended maintenance programs current and fully paid up to the Closing Time by Seller, with account in good standing and transferable to Buyer without cost to the Buyer;

         (c) that the Aircraft shall be delivered in an airworthy and fully operational condition, fit for operations under Parts 91 and 135 of the Federal Aviation Regulations, with all systems, components, engines, and installed equipment airworthy, fully functional and operative, with no leaky fluids, meeting manufacturer's recommended specifications, and with no damage or corrosion, or history thereof;

         (d) that the Aircraft shall be delivered with a current and valid United States Standard Airworthiness Certificate, and all FAA Airworthiness Directives and all mandatory and recommended Service Bulletins with effective dates on or prior to the Closing Date complied with, including those Service Bulletins that are mandatory for enrollment on the Closing Date in any and all maintenance or parts programs for the Aircraft;

         (e) that the Aircraft shall be delivered with APU in a service program, fully paid up to the Closing Time by Seller, with account in good standing and transferable to Buyer without cost to the Buyer;

         (f)      that  the  Aircraft  shall  be  delivered  with  all  Aircraft
                  Documents printed or published in English, original and complete, continuous and up-to-date, and maintained in accordance with industry standards and the Federal Aviation Regulations.

ARTICLE 5.        THIRD PARTY WARRANTIES

5.1 To the extent that any warranties from manufacturers, service providers or suppliers are still in effect with respect to the Aircraft, such warranties and all rights thereunder are hereby irrevocably assigned to the Buyer and all documents evidencing same are included within the Aircraft Documents; and Seller will assist Buyer in maintaining continuity of the warranties and shall take all reasonable steps to assist Buyer in asserting and processing warranty claims directly with the manufacturers, service providers or suppliers.

ARTICLE 6.        REPRESENTATIONS, WARRANTES AND LIMITATIONS

6.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants as of the date hereof and the Closing Date as follows:
         (a) Seller is a national bank chartered under the laws of the United States of America, possessing perpetual existence as a legal entity, having the capacity to sue and be sued in its own name, having full power, legal right and authority to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement.

         (b) The execution, delivery, and performance by Seller of this Agreement have been duly authorized by all necessary action on behalf of Seller and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Seller is a party.

         (c) This Agreement constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

         (d) Seller has (and on the Closing Date shall have) exclusive, marketable, legal and equitable title to the Aircraft and all equipment, components and parts thereof, free and clear of any and all claims, liens, mortgages or other encumbrances of any kind.

         (e) Seller is the owner of the Aircraft and is authorized to convey title to the Aircraft; and execution and delivery of the FAA Bill of Sale and Warranty Bill of Sale shall convey to Buyer exclusive, marketable, legal and equitable title to the Aircraft, free of any and all liens, claims and encumbrances of any kind.

         (f) There are no parts, systems or components on the Aircraft which are on temporary loan or exchange.

         (g) Seller agrees to indemnify and hold Buyer harmless from and against any claims made by any broker or other party claiming an interest in the Aircraft or the purchase price arising from an actual or alleged relationship or agreement with Seller.

         (h) Seller has paid all taxes, duties, penalties, charges, invoices, and statements with respect to the Aircraft incurred on or before the Closing Date, or if not paid, Seller hereby indemnifies Buyer from any such expenses.

         (i) All representations and warranties hereunder shall run to Buyer, its successors, and to all persons to whom title to the Aircraft may be transferred.

6.2 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants as of the date hereof and the Closing Date as follows:

         (a) Buyer, Perpetual Corporation, is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware, possessing perpetual existence as a legal entity, having the capacity to sue and be sued in its own name, having full power, legal right and authority to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement.

         (b) Buyer, Lazy Lane Farms, Inc., is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware, possessing perpetual existence as a legal entity, having the capacity to sue and be sued in its own name, having full power, legal right and authority to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement.

         (c) The execution, delivery, and performance by Buyer of this Agreement have been duly authorized by all necessary action on behalf of Buyer and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Buyer is a party.

         (d) This Agreement constitutes the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms.

6.3 EXCEPT AS OTHERWISE PROVIDED IN SECTION 6.1, THE AIRCRAFT IS HEREBY SOLD "AS IS" AND "WHERE IS." ALL OTHER WARRANTIES AND AGREEMENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, ANY OBLIGATION OR LIABILITY OF SELLER, WITH RESPECT TO THE IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, AND ANY IMPLIED WARRANTY OF FITNESS, ACTUAL OR IMPUTED, OR OTHER LIABILITY OF SELLER FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE OPERATION OF THE AIRCRAFT AND THE WORK THEREON, ARE HEREBY EXCLUDED AND DISCLAIMED. NO AGREEMENT EXTENDING THIS WARRANTY SHALL BE BINDING UPON SELLER UNLESS IN WRITING AND SIGNED BY ITS DULY AUTHORIZED OFFICER OR REPRESENTATIVE.

ARTICLE 7.        COSTS AND SALES TAXES

7.1 Aircraft Costs and Expenses. Buyer shall bear all operating costs and expenses of the Aircraft for flights to or from the Inspection Facility, and to the Delivery Location.

7.2 Transaction Costs and Expenses. Except as expressly provided for herein, each of the parties hereto shall be responsible for its own transaction costs and expenses, including brokerage fees and legal fees. Buyer shall pay Escrow Agent's escrow fees and expenses.

7.3 Sales Taxes. Any sales, use, or similar taxes, and any interest or penalties on such taxes (unless such interest or penalty is a result of any act or omission by or on behalf of Seller, not otherwise authorized or directed by Buyer) arising from the sale of the Aircraft to Buyer, excluding income, capital gain or similar taxes imposed on Seller, shall be borne by Buyer. In the event Seller receives notice of any proposed sales, use or similar tax, audit, claim, assessment or proposed liability for which Buyer may be liable under this section, Seller shall promptly notify Buyer of such potential tax liability.
         Buyer shall have the right to control, manage or defend any audit, claim, assessment, proposed liability or litigation with respect to any sales use or similar tax for which Buyer bears responsibility under this section.

ARTICLE 8.        MISCELLANEOUS

8.1 Notices. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being sent by registered mail, return receipt requested, postage prepaid, or on the next Business Day when sent by overnight courier or when transmitted by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type and followed promptly with the original thereof) in each case at the address set forth below:

         If to Buyer:      Perpetual Corporation              Tel:(202) 789-2130
                           808 17th Street, N.W., Suite 300   Fax:(202) 789-0546
                           Washington, D.C. 20006
                           Attn: Vicki H. Sapp, Vice President

                           Lazy Lane Farms, Inc.              Tel:(202) 789-2130
                           808 17th Street, N.W., Suite 300   Fax:(202) 789-0546
                           Washington, D.C. 20006
                           Attn: Vicki H. Sapp

         If to Seller:     Riggs Bank N.A.                    Tel:(202) 835-6330
                           808 17th Street, N.W., 9th floor   Fax:(202) 835-5906
                           Washington, D.C.  20006
                           Attn:    David Isner
                                    Group Vice President

8.2 Amendments. The provisions of this Agreement may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by an authorized signatory of each party hereto.

8.3 Entire Agreement. Buyer and Seller agree that the terms and conditions of this Agreement, including all exhibits hereto, constitute the entire agreement between the parties.

8.4 Assignment. Seller may assign its rights, but not its obligations hereunder as provided in Section 8.11. Buyer may assign its rights, but not its obligations, as provided in Section 8.12 hereunder. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

8.5 Headings and References. The division of this Agreement into Sections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

8.6      Counterparts.  This  Agreement  may be fully  executed in any number of
         separate   counterparts  by  each  of  the  parties  hereto,  all  such counterparts together constituting but one and the same instrument.

8.7 Governing Law. This Agreement shall be governed, interpreted, and construed in accordance with the laws of the District of Washington, without regard for its conflict of laws provisions.

8.8 Non-Waiver. Any failure at any time of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such party to enforce such provision at any subsequent time.

8.9 Time is of the Essence. Unless specifically stated to the contrary herein, time shall be of the essence for all events contemplated hereunder.

8.10 Survival. The representations, warranties, covenants and agreements of Buyer and Seller shall survive the Closing in perpetuity.

8.11 Seller's Tax-Free Exchange. Seller hereunder desires to exchange all of Seller's right, title, and interest in the Aircraft for other property of like kind and qualifying use within the meaning of Section 1031 of the IRC. In furtherance thereof, Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.103l(k)-l(g)(4) on or before the Closing Date.

8.12 Buyer's Tax-Free Exchange. Buyer hereunder desires to exchange other property of like kind and qualifying use within the meaning of Section 1031 of the IRC, for all of Seller's right, title and interest in the Aircraft. In furtherance thereof, Buyer expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.10310(k)-1(g)(4) on or before the Closing Date.

8.13 Confidentiality. Subject to any federal or state regulatory provisions applicable to Seller, the terms and conditions of this Agreement and all writings, discussions, and negotiations in connection with the transaction contemplated by this Agreement shall remain strictly confidential and shall not be discussed by either party without the prior written consent of the other party.


         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first indicated above.

                                                     SELLER:

                                                     RIGGS BANK N.A.


                        By:/s/   JOHN L. DAVIS
                        -------------------------------------
                        Print:   John L. Davis
                        Title:   Executive Vice President and
                                 Chief Financial Officer


BUYER:                                      BUYER:

PERPETUAL CORPORATION                       LAZY LANE FARMS, INC.



By: /s/  LAWRENCE I. HEBERT               By: /s/  LAWRENCE I. HEBERT
---------------------------               ---------------------------
Print:   Lawrence I. Hebert               Print:   Lawrence I. Hebert
Title:   President                        Title:   Vice President

                                  ATTACHMENT A






               Attach a specification sheet for the Aircraft.

                                    EXHIBIT A

                           AIRCRAFT INSPECTION REPORT


DATE:15 September, 1999
     ------------------


TO:      Riggs Bank N.A.
         808 17th  Street, N.W., 9th Floor
         Washington, D.C. 20006
         Attn:    David E. Isner,
                  Group Vice President

                  Re: 1982 Gulfstream III (G-1159A) aircraft bearing manufacturer's serial number 362 and United States registration number N800AR

Dear Mr. Isner:

               Pursuant  to  that  certain  Aircraft  Purchase   Agreement  (the
"Agreement") dated as of the 10th day of September, 1999, by and between Perpetual Corporation and Lazy Lane Farms, Inc. (collectively "Buyer") and Riggs Bank N.A. ("Seller"), with regard to the above-referenced aircraft (the "Aircraft"), this letter confirms that Buyer has completed its inspection of the Aircraft on this date.

CHECK ONE:

|x| The inspection of the Aircraft revealed no airworthiness items, or discrepancies which do not meet manufacturer's tolerances. The Aircraft is satisfactory and in the inspection condition required for delivery on the Closing Date, and is hereby accepted in accordance with the terms thereof.


|_| Subject to Seller's timely remediation, at Seller's sole cost and expense, of the airworthiness items, or discrepancies which do not meet manufacturer's tolerances listed in the attachment




                                    *****
         hereto, the Aircraft is satisfactory and in the inspection condition required for delivery on the Closing Date and is hereby accepted in accordance with the terms thereof.

SINCERELY,                                           AGREED AND ACCEPTED

BUYER:                                               SELLER:

PERPETUAL CORPORATION                                RIGGS BANK N.A.




By:/s/   LAWRENCE I. HEBERT               By:/s/   JOHN L. DAVIS
---------------------------               ----------------------
Print:   Lawrence I. Hebert               Print:   John L. Davis
Title:   President                        Title:   Executive Vice President and
                                                   Chief Financial Officer
                                          Date:    9/15/99
                                                   -------
LAZY LANE FARMS, INC.


By: /S/  LAWRENCE I. HEBERT
    -----------------------
Print:   Lawrence I. Hebert
Title:   Vice President

                                    EXHIBIT B

                              WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT, Riggs Bank N.A. ("Seller"), is the lawful owner of the full legal and beneficial title to:

         That certain 1982 Gulfstream III (G-1159A) model aircraft bearing United States Registration Number N800AR and manufacturer's serial number 362, together with two Rolls Royce Spey MK-511-8 model engines, bearing manufacturer's serial numbers 11140 and 11141, and all other appliances, data, parts, instruments, appurtenances, accessories, furnishings, or other equipment or property installed on or attached to said aircraft and engines as well as loose equipment and the Aircraft Documents associated with the above, as defined in that certain Aircraft Purchase Agreement (the "Agreement") between Seller and Perpetual Corporation/Lazy Lane Farms, Inc. (collectively "Buyer"), dated the 10TH day of September, 1999, all of which shall be hereinafter referred to collectively as the "Aircraft".

THAT, for good and valuable consideration as provided in this Agreement, receipt and adequacy of which is hereby acknowledged, Seller does as of the date provided below, grant, convey, transfer, deliver and set over all of Seller's right, title and interest in and to the Aircraft unto Buyer and unto its successors and assigns forever, as follows:

         1.       Perpetual Corporation - 50% undivided ownership interest
         2.       Lazy Lane Farms, Inc. - 50% undivided ownership interest

THAT, Seller hereby warrants to Buyer, its successors and assigns, that there is hereby conveyed to Buyer on the date hereof, exclusive, marketable, legal and equitable title to the Aircraft free and clear of any and all liens, encumbrances and rights of others, and that it will warrant and defend such title forever against all claims and demands whatsoever.

THAT, this Bill of Sale is to be read together with, and does not supersede a bill of sale delivered with respect to the Aircraft on a form suitable for recordation with the Federal Aviation Administration.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered by its duly authorized signatory as of this 15TH day of September, 1999.

                                     SELLER:

                                 RIGGS BANK N.A.

                                 By:      /s/ JOHN L. DAVIS
                                          -----------------
                                 Print:   John L. Davis
                                 Title:   Executive Vice President and
                                          Chief Financial Officer

                                    EXHIBIT C

                            AIRCRAFT DELIVERY RECEIPT

         As of this 15th day of September,1999, Perpetual Corporation/ Lazy Lane Farms, Inc. (collectively "Buyer") accepts delivery at Washington Reagan National Airport, of the aircraft described below:

         That certain 1982 Gulfstream III (G-1159A) model aircraft bearing United States Registration Number NS800AR and manufacturer's serial number 362, together with two Rolls Royce Spey MK-511-8 model engines, bearing manufacturer's serial numbers 11140 and 11141, and all other appliances, data, parts, instruments, appurtenances, accessories, furnishings, or other equipment or property installed on or attached to said aircraft and engines as well as loose equipment and the aircraft documents associated with the above, as defined in that certain Aircraft Purchase Agreement (the "Agreement") by and between Buyer and Riggs Bank N.A. ("Seller"), dated the 10th day of September, 1999, all of which shall be hereinafter referred to collectively as the "Aircraft".

         Buyer has inspected the Aircraft and all Aircraft Documents, as defined in the Agreement.

         The Aircraft is accepted as meeting the terms and conditions of the Agreement this 15th day of September, 1999.

BUYER:

PERPETUAL CORPORATION                                LAZY LANE FARMS, INC.

By:  /s/ LAWRENCE I. HEBERT                          By: /S/  LAWRENCE I. HEBERT
     ----------------------                              -----------------------
Print:   Lawrence I. Hebert                          Print:   Lawrence I. Hebert
Title:   President                                   Title:   Vice President

ACKNOWLEDGED AND AGREED:

SELLER:

RIGGS BANK N.A.

By:  /S/ JOHN L. DAVIS
     -----------------
Print:   John L. Davis
Title:   Executive Vice President and
         Chief Financial Officer
Date:    9/15/99
         -------